     As filed with the Securities and Exchange Commission on August 21, 2001

                                                          REGISTRATION NO. 333-
===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ARQULE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                            04-3221586
(State or other jurisdiction of incorporation)                (I.R.S. Employer
                                                             Identification No.)

                      19 PRESIDENTIAL WAY, WOBURN, MA 01801
                    (Address of Principal Executive Offices)

                 AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                               DR. STEPHEN A. HILL
                      President and Chief Executive Officer
                                  ArQule, Inc.
                               19 Presidential Way
                           Woburn, Massachusetts 01801
                                 (781) 994-0300
            (Name, address and telephone number of agent for service)

                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                          Proposed maximum      Proposed maximum
Title of each class of securities      Amount to be      offering price per    aggregate offering       Amount of
         to be registered            registered (1)(2)        share (3)            price (3)        registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        1,000,000 shares          $12.10             $12,100,000           $3,025.00
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares common stock.
(2) This registration statement registers an additional 1,000,000 shares issuable under our Amended and Restated 1994 Equity Incentive Plan. We have previously registered 5,172,828 shares under this plan (File Nos. 333-25371, 333-55705, and 333-43044).
(3) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated equals the last per share sale price of ArQule common stock on August 16, 2001 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT REGARDING INCORPORATION OF INFORMATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENTS

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to our Amended and Restated 1994 Equity Incentive Plan is already effective. Pursuant to General Instruction E of this Form, the contents of (i) our registration statement on Form S-8 (File No. 333-25371) filed with the Securities and Exchange Commission on April 17, 1997, including exhibits thereto, relating to the registration of 2,672,828 shares of our common stock authorized for issuance under our Amended and Restated 1994 Equity Incentive Plan, (ii) our registration statement on Form S-8 (File No. 333-55705) filed with the Securities and Exchange Commission on June 1, 1998, including exhibits thereto, relating to the registration of 1,500,000 shares of our common stock authorized for issuance under our Amended and Restated 1994 Equity Incentive Plan, and (iii) our registration statement on Form S-8 (File No. 333-43044) filed with the Securities and Exchange Commission on August 4, 2000 relating to the registration of 1,000,000 shares of our common stock authorized for issuance under our Amended and Restated 1994 Equity Incentive Plan, are incorporated by reference in their entirety in this registration statement. This registration statement provides for the registration of an additional 1,000,000 shares of our common stock authorized for issuance under our Amended and Restated 1994 Equity Incentive Plan.

ITEM 8

         See Exhibit Index immediately following the signature page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on this 21st day of August, 2001.

                                     ARQULE, INC.

                                     By: /s/ Stephen A. Hill
                                         --------------------------------------
                                         Stephen A. Hill
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ArQule, Inc., hereby severally constitute and appoint Stephen A. Hill, David C. Hastings, and Paul M. Kinsella, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
  /s/ Stephen A. Hill                               Principal Executive                    August 21, 2001
 ---------------------------------------            Officer and Director
Stephen A. Hill

 /s/ David C. Hastings                              Principal Financial and                August 21, 2001
----------------------------------------            Accounting Officer
David C. Hastings

  /s/ Laura Avakian                                 Director                               August 21, 2001
----------------------------------------
Laura Avakian

 /s/ Werner Cautreels                               Director                               August 21, 2001
----------------------------------------
Werner Cautreels

  /s/ Ariel Elia                                    Director  (Chairman)                   August 21, 2001
----------------------------------------
Ariel Elia

  /s/ L. Patrick Gage                               Director                               August 21, 2001
----------------------------------------
L. Patrick Gage

 /s/ Tuan Ha-Ngoc                                   Director                               August 21, 2001
----------------------------------------
Tuan Ha-Ngoc

  /s/ Michael Rosenblatt                            Director                               August 21, 2001
----------------------------------------
Michael Rosenblatt

                                  EXHIBIT INDEX

      EXHIBIT NUMBER                            DESCRIPTION
      --------------                            -----------
            5               Opinion of Palmer & Dodge LLP.  Filed herewith.
           23.1             Consent of PricewaterhouseCoopers LLP.  Filed herewith.
           23.2             Consent of Palmer & Dodge LLP (contained in Exhibit 5).
           99.1             Amended and Restated 1994 Equity Incentive Plan.  Filed herewith.